                       DOBSON COMMUNICATIONS CORPORATION
                               OFFER TO EXCHANGE
                                      ITS
                  12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK
                                IN EXCHANGE FOR
                  12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK
             INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

    The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the Exchange Offer by the Company to exchange New Shares for Old Shares.

    This will instruct you to tender the principal amount of Old Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

    The undersigned represents that (i) the New Shares acquired pursuant to the Exchange Offer are being obtained in the ordinary course of its business, (ii) it is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such New Shares, and (iii) it is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    If the undersigned is a "broker" or "dealer" registered under the Exchange Act that acquired Old Shares for its own account pursuant to its market-making or other trading activities (other than Old Shares acquired directly from the Company), the undersigned understands and acknowledges that it may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus relating to the New Shares meeting the requirements of the Securities Act in connection with any resales by it of New Shares acquired for its own account in the Exchange Offer. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

    You are hereby instructed to tender all Old Shares held for the account of the undersigned unless otherwise indicated below:

/ /        Do not tender any Old Shares
/ /        Tender Old Shares in the number of

                                          SIGNATURE:

                                          ______________________________________
                                                NAME OF BENEFICIAL OWNER (PLEASE
                                                                          PRINT)

                                          By ___________________________________
                                                                       SIGNATURE

                                          ______________________________________
                                                                         ADDRESS

                                          ______________________________________
                                                                        ZIP CODE

                                          ______________________________________
                                                  AREA CODE AND TELEPHONE NUMBER

                                          Dated:            , 1999